**PRESS RELEASE**

Contact:

Kenneth A. Martinek

Chairman, President &

Chief Executive Officer

(914) 684-2500

NORTHEAST COMMUNITY BANK ANNOUNCES FILING OF APPLICATION TO
CONVERT TO A NEW YORK-CHARTERED SAVINGS BANK

December 27, 2011

White Plains, New York - NorthEast Community Bancorp, Inc. (Nasdaq Global Market: NECB), the holding company for NorthEast Community Bank (the “Bank”), today announced that the Bank has submitted an application to the New York State Department of Financial Services to convert its charter from a federally-chartered savings bank to a New York-chartered savings bank.

Kenneth A. Martinek, President and Chief Executive Officer of NorthEast Community Bancorp, commented, “We have had considerable success as a federally chartered savings bank. We have determined, however, that converting to a New York-chartered savings bank best positions the Bank to compete in our market and to further execute our business strategy. Our Board of Directors believes that the charter conversion is in the best interests NorthEast Community Bancorp, the Bank, our customers, depositors and the communities we serve because it is consistent with and promotes our community banking focus. From our customers’ perspective, the charter conversion should be transparent. The terms and conditions of our customers’ loans and deposit accounts will not be affected by the charter change.”

Subject to receiving the necessary regulatory approvals, the charter conversion is expected to be completed in second or third quarter of calendar year 2012. As a result of the charter conversion, the New York State Department of Financial Services and the Federal Deposit Insurance Corporation will be the Bank’s primary regulators. The Federal Reserve Board will continue to be the primary banking regulator for NorthEast Community Bancorp, MHC and NorthEast Bancorp, Inc., both of which will remain as savings and loan holding companies following the charter conversion.

NorthEast Community Bancorp, Inc. is the holding company for NorthEast Community Bank. NorthEast Community Bank is a federally chartered savings bank that operates four full-service offices in New York, two full service branches in Danvers and Plymouth, Massachusetts and a loan production office in Danvers, Massachusetts.

This press release may contain forward-looking statements. Such forward-looking statements typically can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. We caution readers not to place undue reliance on these forward-looking statements. They only reflect management’s analysis as of this date. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of new laws and regulations; ineffectiveness of the business strategy due to changes in current or future market conditions; the effects and unanticipated expenses related to the charter conversion of our banking subsidiary from a federal to a state charter; the effects of economic deterioration on current customers; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; difficulties in integrating distinct business operations, including information technology difficulties; disruption from the transaction making it more difficult to maintain relationships with customers and employees, and challenges in establishing and maintaining operations in new markets; and volatilities in the securities markets. Northeast Community Bancorp, Inc. does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Northeast Community Bancorp, Inc. files from time to time with the Securities and Exchange Commission, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by Northeast Community Bancorp, Inc. with the Securities and Exchange Commission.